Exhibit 4.1 - Third Amendment Agreement made as of April 15, 2002, to the Last-In-First-Out Credit Agreement dated June 5, 2001, between Amcast Industrial Corporation, the banking institutions named therein, and KeyBank National Association, as agent.


                            THIRD AMENDMENT AGREEMENT

         This Third Amendment Agreement (this "Amendment") is made as of April 15, 2002, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Last-In-First-Out Credit Agreement dated as of June 5, 2001, as amended and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans aggregating $35,000,000, all upon certain terms and conditions (the "Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

         WHEREAS, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. Amendment to Definitions. The definitions of "Commitment Period" and "Maximum Revolving Amount" in Article I of the Credit Agreement are hereby amended and restated in their entirety as follows:

                  "Commitment Period" shall mean the period from the Closing Date to September 14, 2002, or such earlier date on which the Commitments shall have been terminated pursuant to Article VII hereof.

                  "Maximum Revolving Amount" shall mean (a) while the Level I Availability is in effect, $15,000,000, (b) while the Level II
         Availability in effect, $30,000,000, and (c) while the Level III Availability is in effect, (i) for the period from the Level III Availability Date through May 31, 2002, $35,000,000, and (ii) on June 1, 2002 and thereafter, $20,000,000.

         2. Amendment to Level III Availability. Section 2.2(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  (c) Level III Availability. On and after the Level III Availability Date, the Revolving Credit Commitment shall be an amount equal to (i) the lesser of (A)(1), for the period from the Level III Availability Date through May 31, 2002, $35,000,000, and (2) on June 1, 2002 and thereafter, $20,000,000 (or, with respect to (1) and (2), such lesser amount as shall be determined in accordance with Section 2.6 hereof) or (B) the Borrowing Base, minus (ii) the Fee Reserve in effect from time to time (the foregoing being referred to herein as the "Level III Availability").

         3. Amendment to Add Capital Expenditure Covenant. Section 4.7 of the Credit Agreement is hereby amended to add the following new subsection
(e) thereto:

                  (e) Consolidated Capital Expenditures. The Companies shall not suffer or permit at any time Consolidated Capital Expenditures, for the most recently completed fiscal year of the Companies, to be greater than (i) $23,216,000 for the fiscal year of the Companies ending on or about August 31, 2002, and (ii) $24,691,000 for the fiscal year of the Companies ending on or about August 31, 2003.

         4. Addition of New Covenant. Article IV of the Credit Agreement is hereby amended to add the following new Section 4.23 thereto:

                  Section 4.23. Strategic Plan. On and after May 30, 2002, Borrower will use commercially reasonable efforts to execute and perform in a timely manner Borrower's strategic plan which includes the disposal of certain non-strategic assets as presented to Agent and the Banks (the "Strategic Plan") and if Borrower shall fail at any time to be proceeding in a timely and commercially reasonable manner, as determined by Agent in its sole discretion, then Borrower will pay to Agent, for the pro rata benefit of the Creditors (as defined in the Subordination Agreement), the fees agreed to between Borrower and Agent on the dates agreed to between Borrower and Agent.

         5.       Conditions   Precedent.   The  amendments  set  forth  above
shall become effective upon the satisfaction of the following conditions precedent:

         (a) Borrower shall cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Amendment; and

         (b) Borrower shall provide such other items and shall satisfy such other conditions as may be reasonably required by Agent and the Banks.

         6. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         7. Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         8. Waiver. Borrower and each Subsidiary, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         9. Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         10. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]

         11. JURY TRIAL WAIVER. BORROWER, AGENT, THE BANKS AND EACH GUARANTOR HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS, EACH GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.

                                         AMCAST INDUSTRIAL CORPORATION

                                         By:  /s/ Francis J. Drew
                                         Name:    Francis J. Drew
                                         Title:   Vice President, Finance

                                         KEYBANK NATIONAL ASSOCIATION,
                                             as Agent and as a Bank

                                         By:  /s/ Dale A. Clayton
                                         Name:    Dale A. Clayton
                                         Title:   Vice President

                                         BANK ONE INDIANA, N.A.

                                         By:  /s/ Joanna W. Anderson
                                         Name:    Joanna W. Anderson
                                         Title:   Assistant Vice President

                                         THE BANK OF NEW YORK

                                         By:  /s/ Stephen C. Brennan
                                         Name:    Stephen C. Brennan
                                         Title:   Vice President



                                 Signature Page
                                 1 of 2 of the
                           Third Amendment Agreement
                            to LIFO Credit Agreement

                                         FIRSTAR BANK, N.A.

                                         By:  /s/ Greg Wilson
                                         Name:    Greg Wilson
                                         Title:   Vice President

                                         CREDIT AGRICOLE INDOSUEZ

                                         By:  /s/ Frederik W. Aase
                                         Name:    Frederik W. Aase
                                         Title:   Vice President

                                         and  /s/ Leo von Reissig
                                         Name:    Leo von Reissig
                                         Title:   Vice President

                                         COMERICA BANK

                                         By:  /s/ Arden J. Anderson
                                         Name:    Arden J. Anderson
                                         Title:   First Vice President

                                         NATIONAL CITY BANK

                                         By:  /s/ Neal J. Hinker
                                         Name:    Neal J. Hinker
                                         Title:   Senior Vice President






                                 Signature Page
                                 2 of 2 of the
                           Third Amendment Agreement
                            to LIFO Credit Agreement

                     GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Third Amendment Agreement dated as of April 15, 2002. Each of the undersigned specifically acknowledges the terms of and consent to the waivers set forth therein. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranties of Payment of Debt executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

         Each of the undersigned, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any of the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         JURY TRIAL WAIVER. BORROWER, AGENT, THE BANKS AND EACH GUARANTOR HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS, EACH GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT, THE BANKS AND GUARANTORS, OR ANY THEREOF.

ELKHART PRODUCTS CORPORATION                 AMCAST INVESTMENT SERVICES
AMCAST AUTOMOTIVE OF INDIANA,                CORPORATION
   INC. (fka Wheeltek, Inc.)
AS INTERNATIONAL, INC.                       By:  /s/ F. J. Drew
IZUMI, INC.                                  Name:    F. J. Drew
AMCAST CASTING TECHNOLOGIES, INC.            Title:   Vice President
AMCAST INDUSTRIAL FINANCIAL SERVICES, INC.
                                             CASTING TECHNOLOGY COMPANY
By:  /s/ F. J. Drew
Name:    F. J. Drew                          By: Amcast Casting Technologies,
Title:   Vice President                      Inc., a General Partner

                                             By:  /s/ F. J. Drew
                                             Name:    F. J. Drew
                                             Title:   Vice President